UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2015

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
	of Incorporation)	Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 25, 2015, Sotherly Hotels Inc., a Maryland corporation (the “Company”), and Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. (the “Representative”) as representative of the several underwriters listed therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). In addition, the Underwriting Agreement provides the Underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock from the Company to cover over-allotments. The issuance and sale of the Shares was completed on July 1, 2015.

The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $19.8 million. The Company intends to contribute the net proceeds of this Offering to the Operating Partnership in exchange for common units of partnership interest in the Operating Partnership. The Operating Partnership intends to use the net proceeds from the Offering to partially fund the cash portion of the purchase price for the acquisition of The Carlyle Group’s 75.0% indirect interest in the Crowne Plaza™ Hollywood Resort Hotel (the “Hollywood Hotel”) and related transaction expenses and for general corporate purposes. After the closing of this transaction, the Company will own a 100.0% interest in the Hollywood Hotel. If such acquisition is not completed, the Company intends to use the net proceeds from the Offering to fund other potential acquisitions, for repayment of existing debt and/or for general corporate purposes, including capital expenditures.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Registration Statement (as defined below) in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement contains customary closing and termination provisions.

The Shares have been registered under the Act, pursuant to a registration statement (the “Registration Statement”) on Form S-3 (File No. 333-199256) previously jointly filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Act, as supplemented by a preliminary prospectus supplement and a prospectus supplement, each previously filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act.

The foregoing summary descriptions of the Underwriting Agreement and issuance and sale of the Shares, including the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1.

The legal opinion of Baker &McKenzie LLP relating to the legality of the Shares offered by the prospectus supplement is attached as Exhibit 5.1 to this Current Report.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2015, the Company issued a press release announcing the closing of the Offering, which press release is attached to the Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits

1.1	Underwriting Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P., as representative of the Underwriters named therein, dated June 25, 2015.

5.1	Opinion of Baker & McKenzie LLP with respect to the legality of the Shares.

99.1	Press Release of Sotherly Hotels Inc., dated July 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

SOTHERLY HOTELS LP
by its General Partner, SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

Exhibit List

1.1	Underwriting Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P., as representative of the Underwriters named therein, dated June 25, 2015.

5.1	Opinion of Baker & McKenzie LLP with respect to the legality of the Shares.

99.1	Press Release of Sotherly Hotels Inc., dated July 1, 2015.

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